EXHIBIT 11.1

                                  APPLIX, INC.
                Computation of Net Income (Loss) Per Common Share
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                                                                                        Shares (1)
                                                                                        ----------
Type of Security:
For the year ended December 31, 1996:
Common stock outstanding, beginning of period(4)                                        9,331,030
         Weighted average common stock issued during the period                           254,761
         Weighted average common stock issued for Sinper acquisition                       25,407
                                                                                      -----------
Weighted average number of common and common equivalent shares outstanding              9,611,198

Net Loss                                                                              $(2,635,256)
                                                                                      ===========
Net Loss per common share                                                             $     (0.27)
                                                                                      ===========
For the year ended December 31, 1995:
Common stock outstanding, beginning of period (4)                                       8,871,138
         Weighted average common stock issued during the period                           246,506
         Dilutive effect of common share options under the treasury stock method        1,066,422
                                                                                      -----------
Weighted average number of common and common equivalent shares outstanding             10,184,066

Net Income                                                                            $   664,121
                                                                                      ===========
Net Income per common share                                                           $      0.07
                                                                                      ===========
For the year ended December 31, 1994:
Common stock outstanding, beginning of period (3)                                       1,042,642
         Weighted average cheap stock outstanding during the period (2)                   114,788
         Weighted average common stock issued during the period                            12,992
         Conversion of Convertible Preferred Stock                                      5,001,036
         Repurchase of Convertible Preferred Stock                                        (40,664)
         Dilutive effect of common share options under the treasury stock method          802,996
         Weighted average common stock issued from initial public offering                197,260
                                                                                       ----------
Weighted average number of common and common equivalent shares outstanding              7,131,050
Net Income                                                                             $1,409,148
                                                                                       ==========
Net Income per common share                                                             $    0.20
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     (1) All common and common shares have been restated to reflect a 1-for-3 reverse stock split in November 1994 and a 2-for-1 stock split in December 1995.
See Note F to the Consolidated Financial Statements.

     (2) In accordance with the Securities Exchange Commissions' Staff Accounting Bulletin No. 83, issuances of common stock and common stock equivalents within one year prior to the initial filing date of the registration statement, at share prices less than the public offering price (cheap stock), are considered to have been made in anticipation of the public offering. Accordingly, these equity issuances are treated as if issued and outstanding, using the treasury stock method, for all periods prior to such public offering. See Note B of the Notes to the Consolidated Financial Statements.

      (3) Net of treasury stock of 78,158

      (4) Net of treasury stock of 278,698